Exhibit 26(n):  Consent of Independent Registered Public Accounting Firm

Exhibit 26(n) - Consent of Ernst and Young LLP, Independent Registered Public Accounting Firm

We consent to the references to our firm under the caption “Experts” and “Financial Statements” in Post-Effective Amendment No. 20 to the Registration Statement (Form N-6 No. 333-69431) of Select*Life Variable Account of ReliaStar Life Insurance Company, and to the use therein of our reports dated (a) April 2, 2013, with respect to the statutory basis financial statements of ReliaStar Life Insurance Company and (b) April 17, 2013, with respect to the financial statements of Select*Life Variable Account of ReliaStar Life Insurance Company.

/s/ Ernst & Young LLP

Atlanta, Georgia
April 19, 2013